Exhibit 4.1

Execution Copy

AMERICAN EXPRESS CANADA CREDIT CORPORATION

- and -

AMERICAN EXPRESS CREDIT CORPORATION
as Guarantor

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA
as Trustee

TRUST INDENTURE
PROVIDING FOR THE ISSUANCE OF
MEDIUM TERM NOTES

Dated as of October 28, 2005

-i-

TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Schedule A: Form of Fixed Rate Note and Floating Rate Note

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THIS TRUST INDENTURE made as of the 28th day of October, 2005.

BETWEEN:

AMERICAN EXPRESS CANADA CREDIT CORPORATION, an unlimited liability company incorporated under the laws of the Province of Nova Scotia,

(the “Corporation”)

OF THE FIRST PART

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AMERICAN EXPRESS CREDIT CORPORATION, a corporation incorporated under the laws of the State of Delaware,

(the “Guarantor”)

OF THE SECOND PART

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada,

(the “Trustee”)

OF THE THIRD PART

WITNESSETH THAT:

WHEREAS the Corporation is duly authorized to create and issue the Notes (as defined below) to be issued as herein provided;

AND WHEREAS all necessary resolutions of the directors of the Corporation have been duly passed or consented to and other proceedings taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and effective;

AND WHEREAS the Guarantor directly or indirectly owns all of the issued shares in the capital of the Corporation and has agreed to enter into this Indenture and the Guarantee (as defined below) in order to assist the Corporation for the mutual benefit of the Corporation and the Guarantor in the sale of the Notes;

AND WHEREAS the Guarantor has duly authorized entering into this Indenture and the Guarantee provided for herein;

AND WHEREAS all necessary resolutions of the directors of the Guarantor have been duly passed or consented to and other proceedings taken and conditions complied with to make this Indenture and the execution thereof legal, valid and effective;

AND WHEREAS the foregoing recitals and any statements of facts relating to the Corporation or the Guarantor in this Indenture are and shall be deemed to be made by the Corporation or the Guarantor respectively and not by the Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:

“Additional Amounts” has the meaning given to that term in subsection 3.2(l);

“Administrative Agent Agreement” means the Administrative Agent Agreement dated as of the date hereof between the Corporation, the Guarantor and the Trustee as the same may be amended or superseded from time to time;

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Corporation; “control” means, for the purpose of this definition, the beneficial ownership, directly or indirectly, of more than 50% of the outstanding Voting Stock of a corporation;

“Authorized Denomination” means $1,000 or such other minimum denomination in lawful currency of Canada specified in a particular Note, if any, and, for the Notes denominated in other currencies, the approximate equivalent of $1,000 or that minimum denomination calculated at the time of issuance of the relevant Notes;

“BA Rate”, with respect to any Interest Period, means the rate per annum determined by the Corporation as the arithmetic average rounded to the fifth decimal place of the bid rate of interest for either Canadian dollar bankers’ acceptances or treasury bills issued by the Government of Canada, as expressed on the Reuters CDOR and CDOS pages as of a specified hour on the Interest Reset Date if three or more such bid rates appear on such Reuters CDOR and CDOS pages at any such time; if fewer than three such bid rates appear on the Reuters CDOR and CDOS pages at any such time, the BA Rate shall be the rate per annum equal to the arithmetic average rounded to the fifth decimal place of the bid rate quotations for Canadian dollar bankers’ acceptances, having a term to maturity equal to the maturity indicated for the applicable Note and in a principal amount not less than $1,000,000 and that is representative of a single transaction in the market at such time, by the principal Toronto office of three Schedule I banks in the Canadian interbank market selected by the Corporation at approximately 10:00 a.m., Toronto time, on the Interest Reset Date for such Interest Period;

“Book-Based System” means the record entry securities transfer and pledge system known as at the date hereof by the name “Depository Service”, which is administered by CDS in accordance with the operating rules and procedures of the securities settlement service of CDS, in force from time to time or any successor system thereof;

“Business Day” means any day (other than a Saturday, Sunday or a statutory or civic holiday) on which banks are generally open for business in Toronto, Ontario;

“CDS” means The Canadian Depository for Securities Limited and its successors;

“Code” has the meaning given to that term in section 3.2;

“Corporation” means American Express Canada Credit Corporation and, subject to Article 7, its Successors;

“Counsel” means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

“Court” has the meaning given to that term in section 10.9;

“Covenantor” has the meaning given to that term in section 5.1;

“Definitive Note” means a Note issued in fully registered form in a manner other than through the Book-Based System and that complies in all respects with the registration requirements of United States Temporary Treasury Regulation Section 5f.103-1(c)(1);

“Director” means a director of the Corporation or the Guarantor for the time being, and “Directors” or “board of directors”, means the board of directors of the Corporation or the Guarantor or a duly empowered committee of the board for the time being and reference without more to action by the Directors means action by such Directors as a board or action by a duly empowered committee of the board;

“Event of Default” has the meaning attributed thereto in section 5.1;

“Extraordinary Resolution” has the meaning attributed thereto in sections 8.12 and 8.15;

“Fixed Rate Note” has the meaning specified in section 2.2; “Floating Interest Rate” has the meaning specified in section 2.2; “Floating Rate Note” has the meaning specified in section 2.2;

“Global Note” means a Note issued and certified hereunder to CDS as contemplated by section 2.5;

“Guarantee” means the guarantee of the Guarantor of a Note;

“Guarantor” means American Express Credit Corporation and subject to Article 7, its Successor;

“Indebtedness” means any money borrowed and all liabilities, whether issued or assumed, in respect of money borrowed, whether or not evidenced by notes, debentures or other like written obligations to pay money, and all guarantees in respect of money borrowed by third persons, whether or not evidenced by notes, debentures or other like written obligations of such third persons to pay money;

“Indenture”, “Trust Indenture”, “herein”, “hereby”, “hereof”, and similar expressions mean or refer to this Indenture and to any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection” and “clause” followed by numbers or letters mean and refer to the specified Article, section, subsection or clause of this Indenture;

“Initial Interest Rate” has the meaning specified in section 2.2;

“Interest Payment Date” means any date upon which interest is payable in accordance with the terms of any Note provided that, if any Interest Payment Date would otherwise fall on a day which is not a Business Day, the Interest Payment Date shall be determined in accordance with subsection 2.2(k) hereof;

“Interest Period” means the period from and including the Original Issue Date of any Note to but excluding the first Interest Payment Date of such Note, and each period thereafter from and including one Interest Payment Date to but excluding the next following Interest Payment Date;

“Interest Reset Date” means, in respect of a Floating Rate Note, the date specified in such Note as the date upon which the interest rate shall be reset, provided however that if any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date shall be the next day that is a Business Day unless otherwise specified in a Note;

“LIBOR Rate”, with respect to any Interest Period, means the London Interbank Offered Rate expressed on the Reuter’s LIBOR page as of a specified hour on the second Business Day prior to the Interest Reset Date or, in the event that such source is not available, on an equivalent source as determined by the Corporation;

“Maturity” when used with respect to any Note means the date on which the principal and all accrued and unpaid interest on such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;

“Maturity Date” means the date of Maturity of any Notes;

“Maximum Interest Rate” means, with respect to Floating Rate Notes, a rate per annum specified as the Maximum Interest Rate in such Floating Rate Notes;

“Minimum Interest Rate” means, with respect to Floating Rate Notes, a rate per annum specified as the Minimum Interest Rate in such Floating Rate Notes;

“Note” means a note of the Corporation issued and certified under this Indenture and includes any and all notes represented by Global Notes issued and certified under this Indenture;

“Officers’ Certificate” when used with respect to the Corporation means a certificate signed by any one of the President, any Vice-President, the Secretary or the Treasurer of the Corporation;

“Original Issue Date” in respect of a Note, means the date on which the Note is originally issued, unless the Note (the “new Note”) is issued in replacement of another Note (the “old Note”), on a transfer, exchange or otherwise, in which case it shall mean the date on which the old Note was issued;

“Person” means any natural person, corporation, unlimited liability company, limited liability company, firm, partnership, joint venture or other unincorporated association, trust, government or governmental authority, and pronouns have a similar extended meaning;

“Prime Rate”, with respect to the Interest Period, means the rate of interest per annum quoted by the Bank of Montreal from time to time as its reference rate for Canadian dollar demand loans made to its commercial customers in Canada and which it refers to as its “prime rate”;

“Redemption Date” means, in respect of any redemption of Notes, the date (which shall be a Business Day) specified in the notice of such redemption as the date on which such Notes shall be redeemed;

“Registered Holder” or “Registered Noteholder” means the Person in whose name a Note is registered;

“Registered Holder’s Request” or “Registered Noteholders” “Request” means an instrument, signed in one or more counterparts by the Registered Holders of at least 25 per cent of the aggregate principal amount of the Notes then outstanding, requesting the Trustee to take some action or proceeding authorized under the terms of the Notes or hereunder;

“Spread” means, with respect to a Floating Rate Note, the rate expressed as a percentage per annum specified as the Spread, if any, in such Floating Rate Note;

“Spread Multiplier” means, with respect to a Floating Rate Note, the percentage specified as the Spread Multiplier, if any, in such Floating Rate Note;

“Stated Maturity” when used with respect to any Note means the date which shall be the date specified in such Note as the fixed date on which the principal of such Note is due and payable;

“Subsidiary” means any Person directly or indirectly controlled by another Person; and for the purposes of this definition, control includes beneficial ownership, directly or indirectly, of more than 50% of the outstanding Voting Stock of the controlled Person, and a Person shall be deemed beneficially to own shares beneficially owned by a Person controlled by him, her or it, and so on indefinitely;

“Successor” has the meaning attributed thereto in section 7.1;

“Transferring Corporation” has the meaning attributed thereto in section 7.1;

“Trustee” means Computershare Trust Company of Canada and its successors for the time being in the trusts hereby created;

“United States” means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas within its jurisdiction;

“United States Alien” has the meaning attributed thereto in Section 3.2;

“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the directors of a corporation, provided that capital stock which carries only a right to vote conditional on the happening of an event shall not be considered voting stock, whether or not such event has happened;

“Withholding Tax Amount” has the meaning given to such term in the Administrative Agent Agreement;

“Written Notice”, “Written Order” or “Written Request” means a written notice, order or request, respectively, signed in the name of the Corporation by the Chairman of the Board, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer.

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

Any reference in this Indenture to any act or statute or section thereof shall be deemed to be a reference to such act or statute or section as amended or re-enacted from time to time.

1.2	Meaning of “outstanding” for Certain Purposes

Every Note shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or until moneys or securities for the payment thereof shall be set aside under Article 6, provided that:

(a)

where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding, and

(b)

for the purpose of any provision of this Indenture entitling Registered Noteholders (or the proxy of such Registered Noteholders) of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Notes owned, directly or indirectly, legally or equitably by the Corporation or any Affiliate shall be disregarded except that

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other action only those Notes with respect to which the Trustee has received a written notice to the effect that they are so owned shall be disregarded, and

(ii)

Notes so owned which have been pledged in good faith other than to the Corporation or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in its discretion free from the control of the Corporation or any Affiliate.

1.3	Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles and sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4	Applicable Law

Except as otherwise specified, this Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The Guarantee provided for in Article 3 hereof shall be governed by, and construed in accordance with, the laws of the State of New York.

1.5	Invalidity of Provisions

Save and except for any provision or covenant herein which is fundamental to the subject matter of this Indenture (including without limitation those that relate to the payment of monies), the invalidity or unenforceability of any provision or covenant hereof or herein contained will not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid or unenforceable provision or covenant will be deemed to be separable.

1.6	Language

The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language only. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise seulement.

1.7	Difference Between French and English Version

In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the texts of the forms of Notes, the English language version shall govern.

1.8	Day Not a Business Day

In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action, unless otherwise specified herein, shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.9	Currency

Unless otherwise noted, all dollar amounts expressed in this Indenture are expressed in Canadian dollars and all references to “$” shall mean to refer to Canadian dollars.

1.10	Accounting Principles

All accounting terms not specifically defined in this Indenture shall be interpreted in accordance with generally accepted accounting principles in the United States. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles in the United States.

ARTICLE 2
THE NOTES

2.1	Amount Unlimited

The aggregate principal amount of Notes which may be issued and certified hereunder is unlimited.

2.2	Creation and Issue of Notes

(a)

The Corporation may from time to time authorize the creation of Notes hereunder in each case in fully registered form within the meaning of United States Temporary Treasury Regulation Section 5f.103-1(c)(1). For clarity and avoidance of doubt, the Trustee shall be entitled to assume for all purposes of this Indenture that any Note issued or to be issued by the Corporation under this Indenture has been or will be issued in fully registered form within the meaning of United States Temporary Treasury Regulation Section 5f.103-1(c)(1). It is understood and agreed, however, that the Trustee, the Corporation and the Guarantor shall co-operate in good faith with each other to ensure that that the book-entry system maintained by the Trustee for the purposes of determining the registered owner of the Notes complies with the requirements of such regulations.

	(b)	Each Note to be issued hereunder shall bear its Original Issue Date and shall have a Stated Maturity greater than one year from the Original Issue Date.

	(c)	(i)	Notes may be either interest-bearing or non-interest bearing and issued at a discount or at sub-market interest rates. Notes are issuable in integral multiples of the Authorized Denomination.

(ii)

The outstanding principal amount of each interest-bearing Note shall bear interest from its Original Issue Date, after as well as before Maturity, default and judgment (with interest on overdue interest), at either a fixed rate (a “Fixed Rate Note”) or a floating rate (a “Floating Rate Note”), as hereinafter provided.

(iii)

The outstanding principal amount of each Fixed Rate Note shall bear interest at the rate per annum specified in such Fixed Rate Note. Interest on each Fixed Rate Note shall be calculated and payable monthly, quarterly, semi-annually or annually on the dates specified in such Fixed Rate Note, and at Maturity, or on such other dates as may be agreed between the Corporation and the purchaser of a particular Note. With respect to the calculation of the amount of any payments made in respect of a Fixed Rate Note, both the Trustee and the Corporation shall independently calculate the amount of any such payments and compare with each other their respective calculations and thereafter agree upon the amount of the payments to be made in respect of a Fixed Rate Note as a result of such calculations.

(iv)

Unless otherwise specified in a particular Fixed Rate Note, for Fixed Rate Notes to be issued under this Indenture, interest shall accrue and be payable on such Fixed Rate Notes in arrears and in equal semi-annual instalments or if interest is to be calculated for a period shorter or longer than a semi-annual period, such interest will be computed on the basis of a 365 day year (regardless of the actual number of days in that year) and the actual number of days elapsed in that period. If the particular Fixed Rate Note specifies that interest shall be paid or calculated in a manner different than as set forth above, the Trustee shall be entitled to request that the Corporation deliver to the Trustee a Written Order specifying the manner in which interest is to be calculated and paid under the particular Fixed Rate Note.

(v)

The interest rate (the “Floating Interest Rate”) applicable to the outstanding principal amount of each Floating Rate Note in respect of each Interest Period (other than the initial Interest Period) for such Floating Rate Note shall be set by reference to (i) the BA Rate for such Interest Period, (ii) Prime Rate for such Interest Period, (iii) the LIBOR Rate for such Interest Period or (iv) some other commonly accepted reference point used in the Canadian debt market for the issuance of Floating Rate Notes, plus or minus the Spread, if any, specified in such Floating Rate Note, or multiplied by the Spread Multiplier, if any, specified in such Floating Rate Note; provided however that the Floating Interest Rate for any Interest Period shall not be more than the Maximum Interest Rate, if any, specified in such Floating Rate Note, and shall not be less than the Minimum Interest Rate, if any, specified in such Floating Rate Note. The interest rate (the “Initial Interest Rate”) applicable to the outstanding principal amount of each Floating Rate Note for the initial Interest Period shall be the rate per annum specified as such at the time of issue of such Floating Rate Note. Interest on the outstanding principal amount of each Floating Rate Note shall be payable in respect of each Interest Period on the earlier of the immediately following Interest Reset Date or at Maturity, or on such other dates as may be agreed to between the Corporation and the purchaser of a particular Note. With respect to the calculation of the amount of any payments made in respect of a Floating

Rate Note, both the Trustee and the Corporation shall independently calculate the amount of any such payments and compare with each other their respective calculations. After agreeing upon the amount of the payments to be made in respect of a Floating Rate Note as a result of such calculations, the Trustee shall be entitled to request that the Corporation provide a certificate to the Trustee setting forth the amount of the payments to be made in respect of each Floating Rate Note and the manner of such calculation.

(vi)

For purposes of this Indenture and the Notes, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

(d)

Except as set forth in section 2.23 of this Indenture and unless otherwise specified in a particular Note, a Note shall not be redeemable by the Corporation at its option prior to the Stated Maturity of such Note. A Note may specify that it is redeemable by the Corporation at its option prior to the Stated Maturity of such Note on such Redemption Date or Dates and at such price or prices (expressed as a percentage of the principal amount of such Note) as are specified in such Note, and such Note shall be redeemable upon payment in lawful money of Canada of the redemption price or prices therein specified for the principal amount thereof to be redeemed, together with accrued and unpaid interest to but excluding the Redemption Date.

(e)

Unless otherwise specified in the Note, a Note shall not be repayable at the option of the Registered Holder of such Note prior to the Stated Maturity of such Note. A Note may specify that it is repayable, in whole or in part, at the option of the Registered Holder prior to the Stated Maturity of such Note on such date or dates and at such price or prices (expressed as a percentage of the principal amount of such Note) as are specified in such Note, together with accrued and unpaid interest thereon to but excluding the date of repayment. In order for a Note (which is by its terms is repayable at the option of the Registered Holder) to be repaid, the Trustee must receive, not less than 30 nor more than 45 days prior to the date fixed for such repayment, at any of its principal offices during normal business hours in Toronto a duly completed “Option to Elect Repayment” form on the reverse of such Note. Any such notices shall be irrevocable. The repayment option may be exercised by the Registered Holder of a Note (which is by its terms repayable at the option of the Registered Holder) for less than the entire principal amount of the Note, provided that the principal amount which is to be repaid is equal to the Authorized Denomination or an integral multiple of the Authorized Denomination and provided that the portion of the principal amount of any Note not being repaid shall be at least $5,000. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Trustee, whose determination will be final and binding.

(f)

The Corporation shall have the right to purchase at any time Notes in the open market (which shall include any purchase from or through an investment dealer, or a firm holding membership on a recognized stock exchange) or by tender or by private contract.

(g)

Notes may be denominated in Canadian dollars, U.S. dollars, euros or any other currency or currencies, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements. Payments in respect of Notes may, subject to compliance with the foregoing, be made in and/or linked to any currency or currencies in which such Notes are denominated.

(h)

Before the issue of any Notes the Corporation shall deliver to the Trustee a copy of any applicable supplement to the then current prospectus qualifying the issue of such Notes, shall execute and deliver to the Trustee a Written Order authorizing the issue of such Notes and setting out the terms thereof, and execute and deliver to the Trustee an Officer’s Certificate containing a statement that the conditions of this Indenture relating to the issuance, certificate and delivery of such Notes have been complied with, that no Event of Default has occurred and is continuing under this Indenture and that the Trustee, in accordance with Written Order, shall certify and deliver such Notes.

(i)

Whenever any Notes shall have been authorized as aforesaid, such Notes may from time to time be executed by the Corporation and delivered to the Trustee and, subject to section 2.7, shall be certified by the Trustee or its duly appointed agent and delivered by it to or to the order of the Corporation without the Trustee receiving any consideration therefor.

(j)

Subject to the provisions of any Note, all Notes purchased or redeemed in whole or in part shall be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Notes shall be issued in substitution therefor.

(k)

Except as may be specified in a particular Note, if the due date for payment of any amount of principal or interest on a Note is not, at the place of payment, a Business Day, such payment will be made on the next Business Day and the Registered Holder of such Note shall not be entitled to any further interest or other payment in respect of such delay.

2.3	No Additional Notes to be Issued During Default

No Notes shall be issued, certified and delivered hereunder if there exists at the time an Event of Default under any of the provisions of this Indenture contemplated by Article 5 hereof and no waiver of such Event of Default has occurred.

2.4	Concerning Interest

Wherever in this Indenture there is mention in any context of the calculation or payment of interest, such mention shall be deemed to include mention of the calculation or payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable and express mention of interest on amounts in default in any provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

2.5	Transfer Through Book-Based System

At the Corporation’s option, any or all Notes issued hereunder may be represented in the form of fully registered Global Notes held by, or on behalf of, CDS as custodian of the Global Notes (for its participants) and registered in the name of CDS or its nominee, and it is expressly acknowledged that any registrations of ownership and transfers of such Notes will be made only through the Book-Based System. Notes shall in all cases be issued in fully registered form as provided in United States Temporary Treasury Regulation Section 5f.103-1(c)(1).

The rights of the holder of any interest in the Note represented by a Global Note shall be exercised through CDS and shall be limited to those established by applicable law and agreements between CDS and its participants and between such participants and holders of such interest. Accordingly, subject to Section 2.11 hereof, neither the Corporation nor the Trustee shall be under any obligation to deliver, nor shall the holder of such interest have any right to require the delivery of, a certificate evidencing a Note to the holder of the interest in such Note.

2.6	Execution of Notes

The Notes shall be signed by any one of the President, Chief Executive Officer, Chief Financial Officer, Vice-President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation. The signature of any such officer may be reproduced in facsimile and Notes bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by any such officer. Notwithstanding that any individual whose manual or facsimile signature appears on any Note as one of such officers may no longer hold office at the date of this Indenture or at the date of such Note or at the date of certification and delivery thereof, any Note signed as aforesaid shall be valid and binding upon the Corporation.

2.7	Certification by the Trustee

No Note shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Schedule A hereto or in some other form approved by the Trustee and such certification by the Trustee upon any Note shall be conclusive evidence that the Note so certified has been duly issued hereunder and is a valid obligation of the Corporation.

The certificate of the Trustee on Notes issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes (except the due certification thereof) or of the Corporation’s compliance with its covenants and obligations hereunder and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or of the proceeds thereof. In connection with the certification and delivery of Notes pursuant to this Article 2, the Trustee shall not be bound to make any inquiry or investigation as to the correctness of the matters set out in any of the resolutions, certificates, opinions or other documents required by the provisions of this Indenture but the Trustee is entitled to act and rely upon the same except to the extent they know they are false. The Trustee may, however, in its discretion acting reasonably, require further proof in cases where it deems further proof desirable.

2.8	Registration of Notes

The Person in whose name any Note shall be registered shall be deemed the owner thereof for all purposes of this Indenture, subject to the provisions hereof and except as otherwise required by law. The Corporation shall cause to be kept by and at the principal office of the Trustee in the City of Toronto, a securities register in which shall be entered the names and addresses of Registered Holders of Notes and the other particulars, prescribed by law, of the Notes held by them respectively. For so long as any Notes are transferable only through the Book-Based System, “CDS & Co.” (or such other name as CDS may use from time to time as its nominee name for purposes of the Book-Based System) shall appear as the only Registered Holder of such Notes on such register. The Trustee shall have the right to treat each Person whose name appears on such register as the owner of Notes having face amounts and Maturity Dates as indicated on such register in respect of such Person and for all purposes of this Indenture. Accordingly, the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Note or any attempt to transfer, pledge or dispose of a Note, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, unless such Note shall have been transferred on the register. The Corporation shall also cause to be kept by and at the principal office of the Trustee in the City of Toronto, the register of transfers, and may also cause to be kept by the Trustee or such other registrar or registrars and at such other place or places as the Corporation may designate with the approval of the Trustee, branch registers of transfers in which shall be recorded the particulars of the transfers of Notes, registered in that branch register of transfers. No transfer of a Note shall be valid unless made on one of the appropriate registers by the Registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee upon compliance with such requirements as the Trustee and/or other registrar may prescribe, and unless such transfer shall have been duly noted on such Note by the Trustee or other registrar.

The registers referred to in this section shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Registered Holder.

Except in the case of the registers required to be kept at the City of Toronto, the Trustee shall have power at any time to close any branch register of transfers upon which the registration of any Notes appears.

The Trustee shall, when requested to do so by the Corporation, furnish the Corporation with a list of the names and addresses of the Registered Holders of Notes showing the principal amounts of such Notes held by each Registered Holder.

2.9	Transfers of Notes

Subject to sections 2.5 and 2.11, Notes shall be fully transferable as between Persons in any manner as may be permitted by, or accomplished by operation of law. Any Person transferring a Note in any manner shall be deemed to have assigned to the transferee all of his rights under this Indenture with respect to such Note. All transferees of Notes shall be deemed to have received and accepted such assignment and shall, by acquiring a Note, be deemed to have agreed to be bound by the provisions of this Indenture. In connection with any such assignment, the Trustee hereby expressly and irrevocably waives any requirement that the transferor of any such Note be joined in any action or proceeding taken by the transferee thereof to enforce such transferee’s rights against the Trustee hereunder. Notwithstanding the foregoing, no transfer shall be registered by the Trustee during the fifteen days immediately preceding any date fixed for redemption or payment of interest or principal on any Note.

The Registered Holder of a Note may at any time and from time to time have such Note transferred at any of the places at which a register of transfer is kept pursuant to the provisions of this section and in accordance with such reasonable regulations or requirements as the Trustee may prescribe, and upon payment of a reasonable fee to be fixed by the Trustee.

The Trustee and/or any registrar for any of the Notes and/or the Corporation shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Note and may transfer any Note on the direction of the Registered Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

2.10	Form of Notes

It is acknowledged and agreed that, at the Corporation’s option, any or all Notes issued hereunder may be represented in the form of Global Notes, registered in the name of “CDS & Co.” as contemplated by, and subject to, section 2.5.

All Global Notes and Notes not represented by Global Notes shall be issued in registered form only and shall be substantially in the form set forth in Schedule A hereto, with such additions, omissions, substitutions and modifications thereto as the Corporation, with the consent of the Trustee (which consent shall not be unreasonably withheld), may from time to time approve. Each such Note shall be serially numbered or numbered in such a way so as to be able to identify the issuance of securities to which the Note pertains, shall bear such legends as the Corporation may direct and shall be signed manually on behalf of the Trustee by a duly authorized officer of the Trustee. No such Note shall be issued or, if issued, shall be valid or binding on the Corporation until it has been signed as aforesaid. Any such Note so issued and signed (and Notes represented by Global Notes so issued and signed) shall be valid and binding upon the Corporation and shall entitle the holder thereof to all benefits of this Indenture. Notes shall be issued only in face amounts which are equal to or in excess of the Authorized Denomination. Each Note shall constitute evidence of the rights and legal title of the holder in respect of a Note, and the other rights accorded hereunder to holders and the duty of the Trustee to perform its obligations hereunder.

2.11	End of Book-Based System

If:

(a)

(i) the Corporation and the Trustee determine CDS is unwilling or unable to continue as depositary in connection with the Global Notes or (ii) at any time CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depositary, and in each case the Corporation and the Trustee are unable to locate a qualified successor within a reasonable period of time;

(b)	the Corporation elects to terminate the Book-Based System through CDS for any reason (including, without limitation, in circumstances where the Corporation considers it impracticable or inefficient to effect any distribution of the Notes through the Book-Based System or through the facilities of CDS); or

(c)	termination of the Book-Based System through CDS is required by applicable law;

then the Corporation, with the consent of the Trustee, which consent shall not be unreasonably withheld, shall have the right to allow Notes to be issued to holders other than CDS and its nominee(s) and/or to allow transfers of Notes other than within the Book-Based System and/or to allow any payments or distributions required to be made hereunder to be made other than to CDS or to be distributed other than through the Book-Based System, provided, however, that any such Notes shall only be issued in fully registered form within the meaning of United States Temporary Treasury Regulation Section 5f.103-1(c)(1). The Trustee, upon receiving written notice of such event, shall notify CDS for and on behalf of participants in the Book-Based System that the Notes will be represented by Definitive Notes. CDS will then surrender all Global Notes along with written instructions to the Trustee as to the participants in whose name the Definitive Notes are to be registered and delivered and the authorized denominations of the Definitive Notes to be registered in the name of each such participant whereupon Definitive Notes shall be issued by the Corporation and registered and delivered in accordance with the written instructions of CDS upon surrender of the Global Notes.

2.12	Person Entitled to Payment

(a)

Payment of or on account of the principal, interest, premium (if any) and other amounts payable under the Notes shall be made only to or upon the order of the Registered Holder thereof and such payment shall be a good and sufficient discharge to the Trustee, any registrar of the Notes and to the Corporation and any paying agent for the amount so paid.

(b)

Unless and until such time as the Corporation shall notify the Trustee that it has appointed a paying agent other than the Trustee or any of its affiliates, the Trustee shall be the paying agent on behalf of the Corporation hereunder.

(c)

For clarity and avoidance of doubt, any payment to be made by the Trustee hereunder to any Registered Holder of a Note shall be made net of any amount to be deducted or withheld by applicable law from such payment as more fully set forth in Section 2.24 hereof.

(d)

For so long as the Trustee is acting as paying agent hereunder, if the Notes are not registered solely in the name of “CDS & Co.” (or such other name as CDS may use from time to time as its nominee name for purposes of the Book-Based System), the Corporation shall, at least three (3) Business Days prior to each Interest Payment Date, deliver or cause to be delivered to the principal office of the Trustee in the City of Toronto a certified cheque or wire transfer of immediately available funds of the amount of interest payable on the Notes on such Interest Payment Date. In such case, the Trustee, upon receipt of the funds, shall pay on the Interest Payment Date (net of any amounts to be withheld by applicable law) to each Registered Holder at the address appearing in the securities register maintained by the Trustee, or, in the case of joint Registered

Holders, to the address of the joint Registered Holder whose name appears first in the securities register maintained by the Trustee, the amount of interest payable on the Notes on such Interest Payment Date. Any interest earned on funds delivered by the Corporation to the Trustee before such funds are paid to the Registered Holders will belong to the Corporation and shall be paid to the Corporation by the Trustee. The delivery of funds by the Corporation to the Trustee as set forth above shall satisfy and discharge any liability the Corporation may have for the payment of interest due upon the Notes on such Interest Payment Date to the extent of the sums represented thereby.

(e)

For so long as the Trustee is acting as paying agent hereunder, if the Notes are registered solely in the name of “CDS & Co.” (or such other name as CDS may use from time to time as its nominee name for purposes of the Book-Based System) and represented by one or more Global Notes, the Corporation shall, either (i) at least one (1) Business Day prior to each Interest Payment Date, deliver or cause to be delivered to the principal office of the Trustee in the City of Toronto by wire transfer of immediately available funds the amount of interest payable on the Notes on such Interest Payment Date or (ii) at least two (2) Business Days prior to each Interest Payment Date, deliver or cause to be delivered to the principal office of the Trustee in the City of Toronto a certified cheque for the amount of interest payable on the Notes on such Interest Payment Date payable to the order of the Trustee and negotiable at par. In either such case, the Trustee, upon receipt of the funds, shall pay on the Interest Payment Date to an account designated by CDS the amount of interest payable on the Notes on such Interest Payment Date (net of any amounts to be withheld by applicable law including, without limitation, the Withholding Tax Amount to be remitted by the Trustee to the United States Internal Revenue Service in accordance with the Administrative Agent Agreement). Any interest earned on funds delivered by the Corporation to the Trustee before such funds are paid to CDS will belong to the Corporation and shall be paid to the Corporation by the Trustee. The delivery of funds by the Corporation to the Trustee as set forth above shall satisfy and discharge any liability the Corporation may have for the payment of interest due upon the Notes on such Interest Payment Date to the extent of the sums represented thereby.

(f)

For so long as the Trustee is acting as paying agent hereunder, the Corporation shall at least one (1) Business Day immediately prior to the Maturity Date or Redemption Date, as applicable, for any Notes outstanding from time to time under this Indenture, deliver or cause to be delivered to the principal office of the Trustee in the City of Toronto (i) a certified cheque or wire transfer of immediately available funds of the amounts payable pursuant to the Notes on the Maturity Date or Redemption Date, as applicable, and (ii) a Written Direction specifying the payments to be made. The Trustee, upon receipt of the funds, shall pay on the Maturity Date or the Redemption Date, as applicable, to the Registered Holder of a Note entitled to receive payment on such Maturity Date or Redemption Date, as applicable, the amount payable on such Notes on such dates (net of any amounts to be withheld by applicable law) in each case upon surrender of such Note to the Trustee. Any interest earned on funds delivered by the

Corporation to the Trustee before such funds are paid to the Registered Holder will belong to the Corporation and shall be paid to the Corporation by the Trustee. The delivery of such funds by the Corporation to the Trustee as set forth above shall satisfy and discharge any liability the Corporation may have for the payment of principal, interest, premium (if any) and any other amounts payable on such Notes to the extent of the sums represented thereby.

(g)

Notwithstanding any other provision of this Agreement, the Corporation may, in lieu of delivering or causing to be delivered the necessary funds for payment of principal, interest, premium (if any) or other amounts due on such Notes, enter into an agreement with a Registered Holder (or with the Person for whom such Registered Holder is acting as nominee) providing for the payment to such Registered Holder of the principal, interest, premium (if any) or other amounts payable to the Registered Holder by any other method or at a place or places other than the place or places specified herein or specified in such Notes as the place or places for such payment and shall provide to the Trustee a certified copy of, or relevant extract from, any such agreement. Any payment of the principal, interest, premium (if any) and other amounts payable on any such Note at such other place or places pursuant to such agreement shall, notwithstanding any other provision of this Indenture, be valid and binding on the Corporation, the Trustee and the relevant Registered Holders and shall satisfy and discharge any liability the Corporation may have for the payment of principal, interest, premium (if any) and any other amounts payable on such Notes to the extent of the sums represented thereby.

(h)

For so long as the Trustee is acting as paying agent hereunder, the Trustee may obtain and the Corporation shall provide to the Trustee, if so requested, a Written Order specifying payments to be made and in the event of a Floating Rate Note, a Written Order setting out the calculation of the interest payable on any Interest Payment Date in accordance with the requirements of Section 2.2. The Trustee shall be entitled to rely absolutely upon such Written Orders.

(i)

All payments in excess of $25 million in Canadian dollars (or such other amount as determined from time to time by the Canadian Payments Association) made by the Corporation shall be made by the use of the Large Value Transfer System (“LVTS”) and in the event that payment must be made to CDS by the Trustee, the Corporation shall remit payment to the Trustee by LVTS.

(j)

The Trustee shall have no obligation to disburse funds hereunder unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect thereto.

(k)

If the Trustee is not acting as paying agent for the Notes, the Corporation shall provide written confirmation of the payment of principal, interest, premium (if any) and other amounts due under the particular Note to the Trustee within five (5) Business Days after each payment has been made.

2.13	Replacement of Notes

If any of the Notes shall become mutilated or defaced, or be lost, stolen or destroyed and in the absence of written notice that such Notes have been acquired by a bona fide purchaser (as defined in the Business Corporations Act (Ontario)), the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution of the same, and the substituted Note shall be of like date and tenor as the one to be replaced and the new Note shall be in a form approved by the Trustee and the new Note shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes issued hereunder.

The applicant for the issue of a new Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to the Corporation and the Trustee in their discretion and such applicant shall also be required to furnish indemnity and security therefor in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.14	Exchange of Notes

Notes in any denomination may be exchanged at any time for Notes of the same aggregate principal amount in any other Authorized Denomination. All Notes surrendered for exchange shall be cancelled.

The party requesting any exchange pursuant to this section 2.14 shall, as a condition precedent to such exchange, reimburse the Trustee for any stamp tax or governmental charge required to be paid in respect of such exchange or the related issue of Notes and in addition pay the Trustee a reasonable charge for its services for each Note exchanged or transferred and a reasonable charge for every Note issued upon such exchange or transfer, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.15	Rank

The Notes are direct unsecured and unsubordinated obligations of the Corporation ranking pari passu with all other current and future unsecured and unsubordinated Indebtedness of the Corporation.

2.16	Notice to Holders

All notices to be given hereunder with respect to the holders of Notes shall be deemed to be validly given to the holders of Notes if sent by mail, postage prepaid, by letter or circular addressed to the Registered Holders at their post office addresses appearing in the central register hereinbefore mentioned. However, if any notice so given would be unlikely to reach the Registered Holders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication once (twice in the case of a notice of a meeting of Registered Noteholders) in each of Toronto, Montreal and Vancouver (or in such of these cities as, in the opinion of the Trustee, is sufficient in the particular circumstances) each such publication to be made in a daily newspaper of general circulation in the designated city published in the French language, in the case of Montreal, and in the English language, in the case of Toronto and Vancouver or in such other cities as the Trustee may deem necessary, and approved by the Trustee. Any notice so given by mail shall be deemed to have been given on the day of mailing. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required. Accidental error or omission in giving notice or accidental failure to mail notice to any Registered Holder shall not invalidate any action or proceeding founded thereon.

In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded when counting the number of days in any period of time.

2.17	Notice to the Trustee

Any notice to the Trustee under any provision of this Indenture shall be valid and effective if delivered to the Trustee or if sent by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Trustee at 100 University Avenue, Toronto, Ontario M5J 2Y1 Attention: Manager, Corporate Trust, facsimile: (416) 981-9788. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the first Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

2.18	Notice to the Corporation

Any notice to the Corporation under any provision of this Indenture must be in writing and may be made or given by personal delivery, by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Corporation at 101 McNabb Street, Markham, Ontario L3R 4H8, Attention: Treasurer, telephone: (905) 474-8000, facsimile: (905) 940-7689. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the first Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

2.19	Notice to the Guarantor

Any notice to the Guarantor under any provision of this Indenture must be in writing and may be made or given by personal delivery, by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Guarantor at One Christina Centre, 301 N. Walnut Street, Suite 1002, Wilmington, Delaware, 19801-2919, Attention: President, telephone: (302) 594-3350, facsimile: (302) 571-8073. Any notice given by personal delivery shall be deemed to have been given on the day upon which it was so delivered or if made or given by telex, facsimile or other electronic means of communication, on the first

Business Day following transmittal. Any notice given by registered mail shall be deemed to have been given three Business Days after the day upon which it was so mailed.

2.20	Change in Address

Either the Corporation, the Guarantor, or the Trustee may from time to time notify the others of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of that party for all purposes of this Indenture.

2.21	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Corporation or to the Guarantor would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered to the party to which it is addressed or if sent to such party, at the appropriate address in accordance with sections 2.17, 2.18 and 2.19, as the case may be, by facsimile or other means of prepaid transmitted or recorded communication.

2.22	Right to Receive Indenture

Any holder of a Note shall be entitled to obtain on request and upon payment of a reasonable copying charge, a copy of this Indenture from the Corporation.

2.23	Tax Redemption

All Notes may be redeemed, at the option of the Corporation, as a whole but not in part, at any time prior to the Notes’ Stated Maturity, upon the giving of a notice of redemption as described below, at a redemption price (except as otherwise specified herein or in the applicable Note) equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or, in the case of original issue discount Notes (if any), at 100% of the portion of the face amount thereof that has accreted to the date of redemption, if the Corporation determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of issuance of the first tranche of Notes (if sold on an agency basis) or the date on which a Dealer acting as principal agreed to purchase such tranche of Notes, the Corporation or the Guarantor, as the case may be, has or will become obligated to pay Additional Amounts (as defined below) with respect to such Notes. Prior to the giving of any notice of redemption pursuant to this paragraph, the Corporation or the Guarantor, as the case may be, shall deliver to the Trustee (i) a certificate stating that the Corporation is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Corporation to so redeem have occurred, and (ii) an opinion of counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Corporation or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of such Notes were then due. Notice of redemption will be given to the holder of the Notes not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

2.24	Withholding Rights

The Corporation, the Guarantor and the Trustee shall be entitled to deduct and withhold from any amount payable to any holder of a Note such amounts as the Corporation, the Guarantor or the Trustee is required to deduct and withhold with respect to such payment under applicable law or the interpretation thereof by the applicable governmental authority. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Note in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. Unless specifically provided in section 3.2(l) or 4.1(b) of this Indenture, no Additional Amounts will be payable in respect of such withheld amounts.

ARTICLE 3
GUARANTEE

3.1	Interpretation and Applicable Law

This Guarantee shall be governed and construed in accordance with the laws of the State of New York.

3.2	Guarantee of Notes

(a)

The Guarantor covenants with the Trustee for the benefit of each holder of Notes that it hereby unconditionally guarantees the due and punctual payment of the principal amount of, premium (if any including, without limitation, any redemption premium, if any) on, interest on (including, in case of default, interest on the amount in default) and any Additional Amounts (as defined below) in respect of each Note when and as the same shall become due and payable, whether at their respective due dates or on declaration or otherwise, in accordance with the terms of such Note and of this Indenture provided, however, that payment of interest on overdue instalments of interest is hereby guaranteed only to the extent permitted by applicable law and provided further that any payments to be made by the Guarantor hereunder shall not be reduced by any remuneration, expenses, disbursements or advances which may be applied by the Trustee in accordance with Section 5.9(a). In the case of default by the Corporation in the payment of any such principal, premium, if any, interest or any Additional Amounts payable to the Registered Holder of a Note, the Guarantor agrees duly and punctually to pay the same on demand. Reference to the “Guarantee” herein refers to the guarantee provided for by the Guarantor in this Article 3 and includes any guarantee endorsed on a Note pursuant to Section 3.3 hereof. The Guarantee is a guarantee of payment and not of collection.

(b)	The Guarantee is a direct and unsecured and unsubordinated obligation of the Guarantor ranking pari passu will all other current and future unsecured and unsubordinated debt of the Guarantor.

(c)

In the case of default by the Corporation, the Trustee shall not be bound or obligated to proceed against the Corporation or to take any other action before being entitled to demand payment from the Guarantor hereunder. The Guarantor hereby waives any requirement that the Trustee protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against any person or any collateral (including any rights relating to marshalling of assets).

(d)

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of an arrangement, merger, amalgamation, insolvency or bankruptcy of the Corporation, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligations under this Article 3 and the Guarantee will not be discharged as to any Notes except by payment in full of the principal, premium, if any, Additional Amounts, if any, and interest to Registered Holders of such Notes.

(e)

The obligation of the Guarantor under this Indenture and the Guarantee shall be a continuing obligation and a fresh cause of action hereunder shall be deemed to arise in respect of each default by the Corporation in the payment of principal, premium, if any, interest or any Additional Amounts.

(f)

The Guarantor shall not be or become liable under the Guarantee to make any payment of principal, premium, if any, interest or Additional Amounts in respect of which the Corporation shall be in default if the default of the Corporation in respect of which the Guarantor would otherwise be or become liable under the Guarantee shall have been waived or directed to be waived pursuant to the provisions contained in this Indenture, provided, however, that no waiver or consent of any kind whatsoever shall release, alter or impair the unconditional obligations of the Guarantor hereunder after giving effect to such waiver or consent.

(g)

The Guarantor shall be subrogated to all rights of the Registered Holder of each Note and the holders of any interest therein against the Corporation in respect of any amount paid by the Guarantor under this Indenture or pursuant to the provisions of the Guarantee, provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, interest and Additional Amounts on all Notes issued under this Indenture shall have been paid in full.

(h)

No remedy for the enforcement of the rights of the Registered Holder of any Note to receive payment of principal, premium, if any, interest and/or Additional Amounts on any Note in accordance with the terms under such Note, the Guarantee endorsed on such Note, and under this Indenture shall be exclusive of or dependent on any other remedy.

(i)

If any moneys become payable by the Guarantor hereunder, the Trustee shall be entitled to enforce and receive payment thereof by the Guarantor, for the benefit of the Registered Holders of the Notes, and shall be entitled to recover judgment against the Guarantor for any portion of the same remaining unpaid. The whole of the moneys from time to time received by the Trustee hereunder shall be applied by the Trustee in accordance with the provisions of this Indenture.

(j)	The liability of the Guarantor to the extent herein set forth shall be absolute and unconditional irrespective of:

	(i)	any lack of validity or enforceability of any agreement between the Corporation and the Trustee and each Registered Holder of a Note or of the Guarantee of any other guarantor of the obligations;

	(ii)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(iii)

the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Corporation or any other guarantor or person or the amalgamation of or any change in the status, function, control or ownership of, the Corporation, the Guarantor, the Trustee or any other person;

(iv)

any lack or limitation of power, incapacity or disability on the part of the Corporation or of the directors, partners or agents thereof or any other immaterial irregularity, defect or informality on the part of the Corporation in its obligations to the Trustee and each Registered Holder of Notes; or

	(v)	any other law, regulation or order that might otherwise constitute a defence available to, or a discharge of, the Corporation in respect of any or all of its obligations hereunder.

(k)

The Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any principal, premium (if any), interest or any Additional Amounts payable to the Registered Holders of the Notes is rescinded or must otherwise be returned by the Trustee or any Registered Holder of the Notes upon the insolvency, bankruptcy or reorganization of the Corporation or in connection with any challenge with respect to amounts paid on defeasance or otherwise, all as though such payment had not been made.

(l)

The Guarantor shall, subject to the exceptions and limitations set forth in clauses (i) through (xi) below and subject to the further exception that the Corporation shall not have then paid, pay such additional amounts (the “Additional Amounts”) to any holder of a Note who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust (a “United States Alien”) as may be necessary in order that every net payment of the principal and interest, including original issue discount, on such Note after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note to be then due and payable. However, the Guarantor will not be required to make any payment of Additional Amounts to any such holder for or on account of:

(i)

any such tax, assessment or other governmental charge which would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein;

(ii)

any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status for United States federal income tax purposes as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(iii)

any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of any Notes of any series or tranche for payment on a date more than 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv)	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

(v)

any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as the actual or constructive owner of 10 per cent or more of the total combined voting power of all classes of stock entitled to vote of the Corporation or the Guarantor, or as a direct or indirect subsidiary of the Corporation or the Guarantor;

(vi)

any tax, assessment or other governmental charge imposed on interest or other amounts received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(vii)

any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(viii)

any tax, assessment or other governmental charge that would not have been so imposed but for the holder being or having been a person within a country with respect to which the United States Treasury Department has determined, on or before the original issue date of the Note, under sections 871(h)(6) and 881(c)(6) of the Internal Revenue Code of 1986, as amended, (the “Code”), that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code;

	(ix)	any tax, assessment or other governmental charge imposed on a holder that is a United States Person as defined in section 7701(a)(30) of the Code;

	(x)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note; or

	(xi)	any combination of the foregoing items;

nor shall Additional Amounts be paid with respect to any payment on a Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note (for clarity and avoidance of doubt the obligation to pay Additional Amounts under this Indenture shall only be an obligation of either the Corporation or the Guarantor but not both the Corporation and the Guarantor, unless the Corporation defaults in its payment thereof);

(m)

Except as specifically provided in this Indenture, the Guarantor shall not be required to make any payment to or in respect of a Registered Holder with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Indenture there is a reference, in any context, to the payment of the principal of, premium (if any) on, interest on, any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts, are, were or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(n)

The liabilities of the Guarantor hereunder and under the Guarantee shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Trustee or any Registered Holder in connection with this Indenture or with the Corporation. It is agreed that the Trustee and any Registered Holder, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liabilities hereunder or under the Guarantee, may, without limiting the generality of the foregoing:

	(i)	grant time, renewals, extensions, indulgences, releases and discharges to the Corporation;

	(ii)	accept compromises from the Corporation; or

	(iii)	otherwise deal with the Corporation and all other Persons, including any other guarantor, as the Trustee or such Registered Holder may see fit.

3.3	Execution and Delivery of the Guarantee

(a)

To evidence the Guarantee to the Registered Holders of Notes as specified in section 3.2, the Guarantor hereby agrees to endorse upon each Note duly issued hereunder a guarantee substantially in the form set out in Schedule A hereto with such appropriate insertions, omissions, substitutions and variations as the officers of the Guarantor, acting reasonably, executing the same may approve, such approval to be conclusively evidenced by the certification of the Note. The form of the Guarantee may include a corresponding French text. In the event of any contradictions, discrepancy or difference between the English language text and the French language text of the form of Guarantee, the English language text shall govern, except where applicable law otherwise requires. The Guarantee affixed to each Note shall be executed on behalf of the Guarantor by any of its duly appointed officers, manually or by facsimile signature. In case any officer of the Guarantor who shall have signed the Guarantee, manually or by facsimile signature, shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been certified by or on behalf of the Trustee or issued by the Corporation, such Note with the Guarantee endorsed thereon, nevertheless may be certified, delivered and issued as though the Person who signed the Guarantee had not ceased to be an officer.

3.4	Certificate By Trustee

The Guarantor agrees that the certification by the Trustee, in the manner provided in this Indenture, of any Note (whether in temporary or definitive form) shall be conclusive evidence that the Guarantee endorsed upon such Note has been duly executed and delivered and is a valid obligation of the Guarantor. The Guarantor agrees that the issuance by the Corporation of a Note and the delivery of such Note by the Trustee, after certification by the Trustee in the manner provided in this Indenture, shall be deemed delivery by the Guarantor of the Guarantee appearing upon such Note. The certification of the Trustee shall not be construed as a representation or warranty by the Trustee as to the validity of the Guarantee.

ARTICLE 4
COVENANTS OF THE CORPORATION AND THE GUARANTOR

4.1	General Covenants

Each of the Corporation and the Guarantor covenants, as applicable, with the Trustee that for so long as any of the Notes remain outstanding:

(a)

the Corporation will duly and punctually pay or cause to be paid to every Registered Noteholder, or to the Trustee or any paying agent on behalf of every Registered Noteholder, the principal thereof and any interest accrued thereon, and any other amount payable hereunder, at the dates and places, in the currency and in the manner mentioned herein and in the Notes;

(b)

The Corporation shall, subject to the exceptions and limitations set forth in clauses (i) through (xi) below and subject to the further exception that the Guarantor shall not have then paid, pay Additional Amounts to any holder of a Note who, for United States federal income tax purposes, is a United States Alien as may be necessary in order that every net payment of the principal and interest, including original issue discount, on such Note after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or tax authority thereof or therein), will not be less than the amount provided for in such Note to be then due and payable. However, the Corporation will not be required to make any payment of Additional Amounts to any such holder for or on account of:

(i)

any such tax, assessment or other governmental charge which would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein;

(ii)

any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status for United States federal income tax purposes as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

(iii)

any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of any Notes of any series or tranche for payment on a date more than 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv)	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

(v)

any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as the actual or constructive owner of 10 per cent or more of the total combined voting power of all classes of stock entitled to vote of the Corporation or the Guarantor, or as a direct or indirect subsidiary of the Corporation or the Guarantor;

(vi)

any tax, assessment or other governmental charge imposed on interest or other amounts received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(vii)

any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(viii)

any tax, assessment or other governmental charge that would not have been so imposed but for the holder being or having been a person within a country with respect to which the United States Treasury Department has determined, on or before the original issue date of the Note, under sections 871(h)(6) and 881(c)(6) of the Code, that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code;

(ix)	any tax, assessment or other governmental charge imposed on a holder that is a United States Person as defined in section 7701(a)(30) of the Code;

(x)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note; or

(xi)	any combination of the foregoing items;

nor shall Additional Amounts be paid with respect to any payment on a Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note (for clarity and avoidance of doubt the obligation to pay Additional Amounts under this Indenture shall only be an obligation of either the Corporation or the Guarantor but not both the Corporation and the Guarantor, unless the Corporation defaults in its payment thereof);

(c)

except as herein otherwise expressly provided, the Corporation and the Guarantor will carry on and conduct and will cause to be carried on and conducted their respective businesses in a proper and efficient manner and do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences, rights and franchises, provided that the Corporation or the Guarantor may cease to operate any business or operations or dispose of or allow to lapse any of its rights or franchises if in the opinion of its Directors it would be advisable and in the best interests of the Corporation or the Guarantor to do so and would not materially adversely affect their ability to perform their obligations hereunder, but the Corporation may not cease to operate or dispose of all or substantially all of its undertaking or assets except in accordance with Article 7;

(d)

at such time as the Corporation has one or more Subsidiaries, it will cause each of its Subsidiaries to do the like things as the Corporation has undertaken to do in subsection 4.1(c), subject to the same qualifications, provided that this covenant and section 5.1 shall not apply to or operate to prevent any Subsidiary from: (i) amalgamating or merging with the Corporation or another Subsidiary, or continuing as a corporation under the laws of Canada or the United States of America or under any of the respective political subdivisions thereof, or (ii) transferring all or substantially all of its undertaking or assets to the Corporation or another Subsidiary or to the Guarantor or a corporation controlled by the Guarantor and ceasing to carry on business, or (iii) winding up and/or dissolving or from ceasing to operate or disposing of all or substantially all of its undertaking or assets and dissolving or winding up if, in the opinion of the Directors of the Corporation, it would be advisable and in the best interests of the Corporation to permit a Subsidiary to cease to operate and would not materially adversely affect the Corporation’s ability to perform its obligations hereunder, but only if any such disposition does not constitute all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis and the Corporation and its remaining Subsidiaries shall not cease to operate or dispose of all or substantially all of their undertakings or assets except in accordance with Article 7;

(e)

the Corporation will file or cause to be filed annually with the Trustee a certificate signed by any one of the Chairman of the Board, the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation stating that the Corporation has complied with all requirements contained in the Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or, if there has been failure to so comply, giving particulars thereof. For the purpose of this subsection, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture; and

(f)	the Corporation will notify the Trustee upon the occurrence of an Event of Default.

4.2	Trustee’s Remuneration and Expenses

The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers, accountants appraisers, experts and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee. Any amount due under this section 4.2 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum until fully paid equal to the then current rate charged to similar customers by the Trustee from time to time.

4.3	Trustee to Give Notice of Defaults

Subject to section 10.1, the Trustee shall give to the Registered Holders of Notes in the manner provided in section 2.16, within 10 days after the Trustee becomes aware of any default on the part of the Corporation in the performance of any covenant or condition herein or of the occurrence of any Event of Default, notice of every such default or Event of Default, as the case may be, unless the Trustee reasonably believes that it is in the best interests of the Registered Noteholders to withhold such notice and so informs the Corporation in writing.

Where notice of a default or Event of Default has been given and the default or Event of Default is cured, notice that the default or Event of Default is no longer continuing shall be given by the Trustee to the holders of the applicable series or tranche of Notes within five Business Days after the Trustee becomes aware that the default or Event of Default has been cured.

4.4	Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture the Trustee may, subject to section 10.1, itself perform any such covenants capable of being performed by it or its agents, but shall be under no obligation to do so. All sums so expended or advanced by the Trustee shall be repayable as provided in section 4.2. No such performance or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

ARTICLE 5
DEFAULT AND ENFORCEMENT

5.1	Events of Default

“Event of Default”, wherever used herein with respect to Notes of any series or tranche, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest upon any Note of that series or tranche when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b)	default in the payment of the principal of, or premium, if any, on or Additional Amounts in respect of any Note of that series or tranche when due; or

(c)	default in the deposit of any sinking fund payment, when and as due by the terms of a Note of that series or tranche; or

(d)

default in the performance, or breach, of any covenant or warranty of the Corporation or the Guarantor (each a “Covenantor” for purposes of this Section 5.1) in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in this section or which has expressly been included in this Indenture solely for the benefit of a series or tranche of Notes other than that series or tranche), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation or the Guarantor, as applicable, by the Trustee or to the Corporation or the Guarantor, as applicable, and the Trustee by the Registered Holders of at least 25% in principal amount of the outstanding Notes of that series or tranche a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)

a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by a Covenantor (including a default with respect to Notes of any series or tranche other than that series or tranche) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by a Covenantor (including this Indenture), whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such Indebtedness in a principal amount in excess of U.S.$50,000,000 when due and payable after the expiration of any applicable grace or notice period with respect thereto or shall have resulted in such Indebtedness in a principal amount in excess of U.S.$50,000,000 being accelerated and becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such portion or such Indebtedness, as the case may be, becoming no longer due and payable or having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Corporation or the Guarantor, as applicable, by the Trustee or to the Corporation or the Guarantor, as applicable, and the Trustee by the Registered Holders of at least 10% in principal amount of the outstanding Notes of that series or tranche a written notice specifying such default and requiring the applicable Covenantor to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(f)

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of a Covenantor in an involuntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging a Covenantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of a Covenantor under any applicable federal U.S. or Canadian or state or provincial law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of a Covenantor or of all or substantially all of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(g)

the commencement by a Covenantor of a voluntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Covenantor in an involuntary case or proceeding under any applicable federal U.S. or Canadian or state or provincial bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal U.S. or Canadian or state or provincial law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of a Covenantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(h)	any other Event of Default provided with respect to Notes of that series or tranche;

provided that if such default or Event or Events of Default shall be remedied or cured by the Corporation or the Guarantor, as the case may be, or has been waived by Registered Holders of a majority in principal amount of the outstanding Notes of that series or tranche, or such acceleration has been rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured, waived, rescinded or annulled without further action upon the part of the Trustee, the Corporation, the Guarantor or the Registered Holders of the outstanding Notes of that series or tranche and any acceleration of maturity under the outstanding Notes of that series or tranche consequent thereon shall be deemed rescinded and annulled.

5.2	Default and Enforcement Against Guarantor and Submission to Jurisdiction

If an Event of Default hereunder has occurred and is continuing, in accordance with its obligations under the terms and conditions of Article 3 hereof the Guarantor shall, forthwith on demand by the Trustee, pay to the Trustee, for the equal benefit of each and every Note in respect of which there shall be an Event of Default, the principal, premium (if any), interest (including interest at the then current interest rate borne by the Notes on amounts in default) and Additional Amounts outstanding.

If an Event of Default has occurred and is continuing, and if the Guarantor shall fail forthwith on demand to make good such default, then and so often as any such default and failure shall happen, the Trustee may in its discretion proceed in its name as Trustee hereunder in the enforcement of the rights given hereby or pursuant hereto by any remedy provided by law whether by legal proceedings or otherwise and to recover from the Guarantor such sums as the Guarantor may be liable to pay pursuant to the provisions of the Guarantee and any and all sums so recovered by the Trustee shall be dealt with by the Trustee in the manner provided in section 5.9 of this Indenture.

The Guarantor irrevocably and unconditionally submits to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes. The Guarantor hereby appoints the Corporation as its agent for service of process in Canada, in respect thereof.

The Guarantor agrees to pay all reasonable expenses and charges, legal or otherwise (including the court costs and legal fees), paid or incurred by the Trustee or any Registered Noteholder in enforcing this Indenture or in enforcing covenants hereby guaranteed.

5.3	Acceleration on Default

If an Event of Default with respect to Notes of any series or tranche at the time outstanding occurs and is continuing, then in every such case, unless the principal amount of the Notes of such series or tranche shall have already become due and payable, the Trustee or the Registered Holders of not less than 25% in the principal amount of the outstanding Notes of that series or tranche may declare the principal amount (or, if the Notes of that series or tranche are discount Notes, such portion of the principal amount as may be specified in the terms of that series or tranche), any premium (including any redemption premium, if applicable) and accrued and unpaid interest of all of the Notes of that series or tranche to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Registered Holders), and upon any such declaration such principal amount or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Notes of any series or tranche has been made and before a judgment or decree for payment of the money due has been obtained or entered by the Trustee as hereinafter in this Article provided, the Registered Holders of a majority in principal amount of the outstanding Notes of that series or tranche, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Corporation or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

	(i)	all overdue interest that has accrued on all Notes of that series or tranche,

(ii)

the principal of (and premium, if any, including, without limitation, any redemption premium, if any, on) and any Additional Amounts on any Notes of that series or tranche which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

	(iii)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

	(iv)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel; and

(b)

all Events of Default with respect to Notes of that series or tranche, other than the non-payment of the principal of Notes of that series or tranche which have become due solely by such declaration of acceleration, have been cured or waived as provided in section 5.4.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation and the Trustee shall continue as though no such proceeding had been taken.

5.4	Waiver of Default or Breach

In case any Event of Default hereunder has occurred otherwise than by default in payment of any principal moneys when due or in case the Guarantor shall fail forthwith on demand to make good such default:

(a)

one or more Registered Noteholders of not less than 51% in principal amount of the Notes then outstanding shall have the power (in addition to and subject to the powers exercisable by Extraordinary Resolution) by instrument in writing to instruct the Trustee to waive the default and/or to annul any declaration and/or demand made by the Trustee pursuant to section 5.3 and the Trustee, subject to funding and an indemnity satisfactory to it, shall thereupon waive the default and/or annul such declaration and/or demand upon such terms and conditions as such Registered Noteholders may prescribe; and

(b)

the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion based on its Counsel’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to annul any such declaration and/or demand theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

provided, however, that no act or omission of the Trustee or the Registered Noteholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

The Trustee, so long as it has not become bound to institute any proceedings hereunder may waive or authorize any breach or proposed breach of any of the terms, conditions or provisions of this Indenture or the Notes if, in the opinion of the Trustee based on the opinion of its Counsel, such breach or proposed breach is not materially prejudicial to the interests of the holders of the Notes.

5.5	Proceedings by the Trustee

Whenever any Event of Default hereunder has occurred and is continuing, but subject to the provisions of section 5.4 and to the provisions of any Extraordinary Resolution:

(a)

the Trustee, without further notice, may proceed to enforce the rights of the Trustee and the holders of the Notes by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes lodged in any bankruptcy, winding-up or other proceedings relative to the Corporation; and

(b)

upon receipt of a Registered Noteholder’s Request or if so directed by an Extraordinary Resolution, and upon being funded and indemnified to its satisfaction as provided in section 10.1, the Trustee shall exercise or take such one or more of the said remedies as the Registered Noteholders’ Request or Extraordinary Resolution may direct or, if such Registered Noteholders’ Request or Extraordinary Resolution contains no direction, as the Trustee may deem expedient.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto.

5.6	Suits by Holders

No Registered Noteholder or a holder of any interest in the Notes shall have the right to institute any action or proceedings or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any right hereunder or under any Note or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under any bankruptcy legislation or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Registered Noteholders’ Request shall have been given to the Trustee or an Extraordinary Resolution passed directing the Trustee to institute such action, suit or proceeding and the funding and indemnity referred to in section 10.1 shall have been tendered to the Trustee and the Trustee shall have failed to institute such action, suit or proceeding within 60 days after the later of the (a) receipt of such request or direction; or (b) receipt of such funds and indemnity, in such case, but not otherwise, any Registered Noteholder or a holder of any interest in the Notes acting on behalf of himself and all other Registered Noteholders or a holder of any interest in the Notes shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under section 5.5; it being understood and intended that no one or more Registered Noteholders or a holder of any interest in the Notes shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action, or to enforce any right hereunder or under any Note except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of Notes.

5.7	Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in section 2.13, no right or remedy herein conferred upon or reserved to the Trustee or to the Registered Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.8	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any other Registered Noteholders to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 to the Trustee or to the Registered Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Registered Noteholders, as the case may be.

5.9	Application of Moneys Received by Trustee

Except as otherwise herein provided, the moneys arising from any enforcement of the provisions of this Indenture shall be held by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

(a)

in the first place, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided; and

(b)

thereafter in or towards payment rateably and proportionately firstly of the principal and premium, if any, of the Notes and secondly of the accrued and unpaid interest on the Notes and thirdly of the other moneys payable hereunder, unless the order or priority of payment shall be otherwise directed by Extraordinary Resolution and in that case in such order or priority as between such principal and interest and other moneys as may be directed by such Extraordinary Resolution; and

(c)	lastly, the surplus (if any) of such moneys shall be paid to the Corporation or its assigns, unless otherwise required by law.

5.10	Distribution of Proceeds

Payments to Registered Holders of Notes pursuant to clause 5.9(b) shall be made as follows:

(a)

at least 14 days’ notice of every such payment shall be given in the manner provided in section 2.16 specifying the time when and the place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal, interest and any other moneys payable hereunder;

(b)

payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, and otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

(c)

from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless such Note be duly presented on or after the date so specified and payment of such amount be not made; and

(d)

the Trustee shall not be required to make any interim payment to Registered Noteholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in clause 5.9(a), exceed 2 per cent of the principal amount of the Notes.

5.11	Immunity etc.

Except as specifically provided herein, the Registered Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, director or officer (as such) of the Corporation for the payment of the principal or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Corporation herein or in the Notes contained.

ARTICLE 6
SATISFACTION AND DISCHARGE

6.1	Cancellation and Destruction

All Notes shall forthwith after payment in full thereof be delivered to the Trustee or to a Person appointed by it or by the Corporation with the approval of the Trustee and cancelled. The Trustee shall prepare and retain a certificate of such cancellation and upon the Written Request of the Corporation deliver a duplicate thereof to the Corporation.

6.2	Non-Presentation of Notes

In case the Registered Holder of any Note shall fail to present the same for payment on the date on which the principal thereon or represented thereby becomes payable either at Maturity, on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

(b)	in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Note, the Corporation shall be entitled to direct the Trustee to set aside;

the principal, interest, premium, if any, and Additional Amounts, if any, in trust to be paid without interest to the Registered Holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, interest, premium, if any, and Additional Amounts, if any, payable on or represented by each Note in respect whereof such moneys have been set aside shall be deemed to have been paid and the Registered Noteholder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of section 6.3.

6.3	Repayment of Unclaimed Moneys to Corporation

Any moneys in the hands of the Trustee and set aside under section 6.2 and not claimed by and paid, as provided in said section 6.2, to Registered Noteholders of Notes or the holders of any interest therein within two years after the date of such setting aside shall be repaid to the Corporation by the Trustee, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Registered Noteholders of the Notes or the holders of any interest therein in respect of which such moneys were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Corporation.

6.4	Release from Covenants

The Trustee shall, upon Written Request and at the expense of the Corporation, release the Corporation from its covenants herein contained (other than section 4.2 and the provisions relating to the indemnification of the Trustee) and execute and deliver such instruments as it shall be advised by Counsel are requisite for the purpose if the Corporation shall have first satisfied the Trustee that it has paid, or made due provision as hereinafter provided for the payment of, all of the principal amount, redemption premium, if any, and interest due or to become due on all of the Notes outstanding hereunder at the times and in the manner therein and herein provided, and also for the payment of all other moneys payable hereunder by the Corporation. For the purpose of this section 6.4, the Corporation shall be deemed to have made such due provision for payment if:

(a)

it shall have irrevocably (i) deposited in the name of the Trustee, with one of the six Canadian chartered banks having the greatest dollar amount of assets as shown on the most recent audited annual financial statements of such banks, a cash sum, or (ii) deposited with the Trustee securities issued or guaranteed by the Government of Canada, the principal of and interest on which securities, when due, will provide moneys which, without any reinvestment thereof, will be sufficient to pay to the Registered Holders of the Notes, when due, all amounts owing in respect of the principal of (including, without limitation, sinking fund payments) together with the redemption premium, if any, and interest on the

Notes accrued or to accrue to such times as herein provided and any other amounts owing by the Corporation hereunder;

(b)	the Corporation shall have paid to the Trustee all fees and expenses due or to become due to it hereunder; and

(c)	in the event any Notes are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been duly given or provisions satisfactory to the Trustee shall have been made therefor.

If the Trustee is unable to apply any money or securities in accordance with this Section 6.4 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the Notes shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 6.4 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 6.4, provided that if the Corporation has made any payment in respect of principal, interest or premium (if any) on the Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of the Notes to receive such payment from the money or securities held by the Trustee

6.5	Release of Guarantor

Upon the Corporation becoming entitled to be released from its covenants herein contained pursuant to section 6.4, the Trustee shall, at the request and at the expense of the Guarantor, execute and deliver to the Guarantor such deeds or other instruments as shall be requisite to release the Guarantor from the Guarantee and all of its covenants herein contained except those relating to the indemnification of the Trustee.

ARTICLE 7
MERGER OR TRANSFER

7.1	Certain Requirements Respecting Amalgamation, Combination, Merger, Reorganization, Continuance, Conveyance, etc.

So long as any of the Notes remain outstanding, neither the Guarantor nor the Corporation (the “Transferring Corporation”) shall amalgamate with, combine with, merge into or reorganize with any other Person, whether pursuant to plan of arrangement or otherwise, or continue to another jurisdiction, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a)

the successor Person (“Successor”) formed by such amalgamation, combination or reorganization or into which the relevant Transferring Corporation is merged, or following the continuance, or the Person which shall have acquired by conveyance or transfer, or which leases, such properties and assets is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States or any state thereof, in the case of the Guarantor, or under the laws of Canada or any province thereof, in the case of the Corporation, and shall assume payment of the principal of, and premium, if any, and interest, if any, and any other amounts payable hereunder in respect of the Notes and, if applicable, the Guarantee and the performance or observance of every covenant to be performed or observed by the relevant Transferring Corporation under the Notes; and

(b)

immediately thereafter, neither an Event of Default (or event which, with notice or lapse of time, or both, would be such) nor a breach of this Indenture (including, without limitation, where applicable, the Guarantee) shall have occurred and be continuing.

If any such transaction were to occur, then, provided that the relevant Transferring Corporation has complied with the foregoing conditions, such corporation would (except in the case of a lease) be discharged from all of its respective obligations and covenants under the Notes, and this Indenture (including, without limitation, where applicable, the Guarantee). The provisions of this Section 7.1 shall not be applicable to a merger or other transaction in which the Corporation or the Guarantor, as applicable, is the surviving corporation.

7.2	Vesting of Powers in Successor

Whenever the applicable conditions of section 7.1 have been duly observed and performed, the Successor shall possess and from time to time may exercise each and every right and power of the Transferring Corporation under this Indenture in the name of the Transferring Corporation or otherwise and any act or proceeding by any provisions of this Indenture required to be done or performed by any Directors or officers of the Transferring Corporation may be done and performed with like force and effect by the like directors or officers of such Successor.

The Trustee, upon its request, may receive a certificate of an officer of the Successor as conclusive evidence that any such amalgamation, merger, consolidation, sale or conveyance and any such assumption complies with the provisions of this Article.

ARTICLE 8
MEETINGS OF REGISTERED NOTEHOLDERS

8.1	Right to Convene Meeting

The Trustee may at any time and from time to time, and shall on receipt of a Written Request or a Registered Noteholders’ Request and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more Registered Noteholders signing such Written Request or Registered Noteholders’ Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Noteholders. In the event of the Trustee failing within 30 days after receipt of such Written Request, or Registered Noteholders’ Request, and funding and indemnity to give notice convening such meeting, the Corporation or such Registered Noteholders, as the case may be, may convene such meeting.

8.2	Notice

At least 21 days’ notice of any meeting shall be given to the Registered Holders and the Guarantor in the manner provided in sections 2.16 and 2.19, respectively, and a copy thereof shall be delivered or sent by post to whichever of the Trustee or Corporation has not called the meeting. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8.

8.3	Chairman

An individual, who need not be a Registered Noteholder, nominated in writing by the Trustee, shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Registered Holders present in person or by proxy holding a majority of the aggregate principal amount of the Notes present in person or by proxy shall choose an individual present to be chairman.

8.4	Quorum

Subject to the provisions of section 8.12, at any meeting of the Registered Holders a quorum shall consist of one or more Registered Noteholders present in person or represented by proxy and representing at least 25 per cent in aggregate principal amount of the Notes then outstanding. If a quorum of the Registered Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Registered Noteholders or on a Registered Noteholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in the place where the meeting is to be held, in which case it shall be adjourned to the next following Business Day in such place) at the same time and place. At the adjourned meeting the Registered Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

8.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Registered Holders is present may with the consent of the holders of a majority in principal amount of Notes represented thereat and voting thereon adjourn any such meeting and no notice of such adjournment need be given except such notice (if any) as the meeting may prescribe.

8.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that a vote on any Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is required or duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded, after a vote by a show of hands, upon request for a poll by the chairman or by one or more of the Registered Holders acting in person or by proxy and holding at least 5% of the principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct and matters other than the Extraordinary Resolution shall be decided by the votes of the Registered Noteholders acting in person or by proxy of a majority of the principal amount of the Notes represented at the meeting and voted on the poll.

8.8	Voting

On a show of hands every Person who is present and entitled to vote, whether as a Registered Holder or as proxy for one or more Registered Holders or both, shall have one vote. On a poll each Registered Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the Registered Noteholder. A proxy need not be a Registered Noteholder.

8.9	Regulations

The Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

(a)

for voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person or Persons signing on behalf of a Registered Noteholder;

(b)

for the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Registered Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telexed, telegraphed or facsimiled before the meeting to the Corporation or the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)	for the setting of a record date in respect of any meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Registered Noteholders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be the Registered Noteholders and Persons whom Registered Noteholders have by instrument in writing duly appointed as their proxies.

8.10	Corporation, Guarantor and Trustee May Be Represented

The Corporation, the Guarantor and the Trustee, by their respective officers and directors, and their respective advisers, may attend any meeting of the Registered Noteholders and shall be given reasonable opportunity to speak to matters before the meeting, but shall have no vote as such unless they are also a Registered Noteholder.

8.11	Powers Exercisable by Extraordinary Resolution

In addition to all other powers stated in this Indenture to be exercisable by Extraordinary Resolution, a meeting of the Registered Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)

power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Noteholders, the holders of any interest in the Notes and/or the Trustee against the Corporation (whether such rights arise under this Indenture or the Notes or otherwise) which shall be agreed by the Corporation provided that where such amendment affects the rights and duties of the Trustee, before such amendment can become effective, the Trustee must consent to such amendment;

(b)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture, the Notes or otherwise in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)

power to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Notes and/or to annul and to direct the Trustee to annul any declaration in respect of such default made by the Trustee pursuant to section 5.3, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(d)

power, with the approval of the Corporation, to sanction the exchange of Notes for, or the conversion of Notes into, shares, bonds, debentures, notes or any other securities or obligations of the Corporation or any other Person;

(e)

power to assent to any modification of or change in or omission from the provisions contained herein or in any deed or instrument supplemental hereto which shall be agreed to by the Corporation and the Guarantor and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

(f)

power to restrain any Registered Noteholders and the holders of any interest in the Notes from taking or instituting any suit, action or proceeding for the purpose of enforcing payment by the Corporation of principal or interest or for the execution of any trust or power hereunder or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or for any other remedy hereunder;

(g)

power to direct any Registered Noteholder or holder of any interest in the Notes who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal with the same, upon payment, if the taking of such suit, action or proceeding shall have been permitted by section 5.6, of the costs, charges and expenses reasonably and properly incurred by such Registered Noteholder or holder of any interest in the Notes in connection therewith;

(h)

power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of section 7.1 shall have been complied with;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Noteholders; and

(k)

power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Registered Noteholders could exercise by Extraordinary Resolution under the foregoing clauses (b), (c), (f) and (g); the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of Persons as shall be prescribed in the Extraordinary Resolution appointing and the members need not be themselves Registered Noteholders; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; and all acts of any such committee within the authority delegated to it shall be binding upon all Registered Noteholders. Neither such committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken in good faith.

8.12	Meaning of “Extraordinary Resolution”

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this section 8.12 and in section 8.15 provided, a resolution (i) proposed at a meeting of Registered Noteholders duly convened for the purpose of passing an Extraordinary Resolution and held in accordance with the provisions in this Article 8 at which, subject as hereinafter provided, one or more Registered Noteholders holding at least 51 per cent of the principal amount of the Notes then outstanding are present in person or represented by proxy, and (ii) passed by the affirmative votes of the Registered Noteholders holding not less than 66 2/3 per cent of the principal amount of Notes then outstanding who are present in person or represented at the meeting by proxy and voted on a poll upon such resolution.

If, at any such meeting called for the purpose of passing an Extraordinary Resolution, one or more Registered Noteholders holding at least 51 per cent of the principal amount of the Notes then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Noteholders or on a Registered Noteholders’ Request, shall be dissolved, but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 21 days later, and to such place and time as may be appointed by the chairman. Not less than 7 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in section 2.16. Such notice shall state that at the adjourned meeting one or more Registered Noteholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting one or more Registered Noteholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in the preceding paragraph shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Registered Noteholders of at least 51 per cent of the principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.13	Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Registered Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Noteholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

8.14	Minutes

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made and signed as aforesaid, shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

8.15	Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Registered Noteholders at a meeting held as hereinbefore in this Article 8 provided may also be taken and exercised by one or more Registered Noteholders holding at least 66 2/3 per cent of the principal amount of the Notes then outstanding by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

8.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Registered Noteholders shall be binding upon all the Registered Noteholders and the holders of any interest in the Notes, whether present at or absent from such meeting, and every instrument in writing signed by the Registered Noteholders in accordance with section 8.15 shall be binding upon all the Registered Noteholders and the holders of any interest in the Notes, whether signatories thereto or not, and each and every Registered Noteholder and the Trustee (subject to any provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing. Unless the Trustee agrees otherwise, notice of the passing of every resolution and every Extraordinary Resolution shall be given to the Registered Noteholders in the manner provided in section 2.16.

8.17	Proxies

A Registered Noteholder may be represented at a meeting of the Registered Noteholders, by one or more proxies for Notes registered in the name of such Registered Noteholders, provided that such proxies shall have been appointed by instrument in writing satisfactory to the Trustee, acting reasonably.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation, the Guarantor and the Trustee may, subject to the provisions hereof, and they shall, when so directed by the provisions hereof, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the holders of the Notes or providing for Events of Default in addition to those herein specified or both;

(b)	evidencing the succession or successive successions of Successors and the covenants of and obligations assumed by such Successors in accordance with the provisions of Article 7;

(c)	giving effect to any Extraordinary Resolution passed as provided in Article 8;

(d)

if and whenever required by any provision hereof, for hypothecating, mortgaging, pledging, charging, assigning or transferring to, or vesting in, the Trustee any of the undertaking, property or assets then owned or thereafter acquired by the Corporation or any part thereof;

(e)

adding to the provisions hereof such additional covenants, enforcement provisions, release provisions and other provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the same are not materially prejudicial to the interests of the holders of the Notes;

	(f)	making any modification of any of the provisions of this Indenture or the Notes which is of a formal, minor or technical nature;

(g)

making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Notes) which in the opinion of the Trustee, who may rely on the opinion of Counsel, are not materially prejudicial to the interests of the holders of the Notes and which are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to this Indenture;

(h)

adding to or altering the provisions hereof in respect of the transfer of Notes including provision for the exchange of Notes of different denominations and making any modification in the form of the Notes which does not affect the substance thereof and which, in the opinion of the Trustee, who may rely on the opinion of Counsel, is not materially prejudicial to the interests of the holders of the Notes;

(i)

correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the rights of the Trustee and the holders of the Notes are not materially prejudiced thereby; and

(j)

any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, who may rely on the opinion of Counsel, the rights of the Trustee and of the holders of the Notes are not materially prejudiced thereby.

9.2	Binding Effect of Modifications

Every modification, addition, deletion, alteration, correction or rectification to, from or of the provisions hereof shall bind the Registered Noteholders and the holders of any interest in the Notes, and notice thereof shall be given as soon as practicable in accordance with section 2.16 unless the Trustee agrees otherwise.

ARTICLE 10
CONCERNING THE TRUSTEE

10.1	Conditions Precedent to Trustee’s Obligation to Act

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor, subject to any default which may come to the attention of the Trustee by virtue of the Corporation’s compliance with or non-compliance with subsection

4.1(e), shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no default has been made with respect to the payment of principal or interest on the Notes or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such requisition.

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Trustee or the holders hereunder shall be conditional upon such holders’ furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

10.2	Evidence

Whenever it is provided in this Indenture, with reference to any application to the Trustee for the certification and delivery of Notes or other action hereunder, that the Corporation shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have such application granted. The Trustee may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram, facsimile or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties, and shall not be required to inquire as to the veracity, accuracy or adequacy of or be bound by any notice or direction to the contrary by any persons other than a person entitled to give such notice.

10.3	Experts and Advisers

The Trustee may employ or retain such Counsel, accountants, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall exercise reasonable care in their selection and ongoing supervision. The Trustee may pay remuneration for all services performed for it in the discharge of the trust hereof without taxation for all costs and fees of any Counsel, solicitor or attorney and may recover such expenses pursuant to Section 10.8.

The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, including information obtained from the Corporation, whether retained or employed by the Corporation, the Registered Noteholders or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

Any opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Corporation, upon the certificate or opinion of or representations by an officer or officers of the Corporation unless such Counsel knows that the certificate, opinion or representation upon which such Counsel’s opinion may be based is, or in the exercise of reasonable care should have known that the same was, erroneous.

Whenever it is required by any provision hereof that a certificate or opinion be signed by a person acceptable to the Trustee, the acceptance by the Trustee of the certificate or opinion signed by such person shall be sufficient evidence that the signer is acceptable to the Trustee.

10.4	Documents, Moneys, etc., Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any moneys so held, pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Corporation as evidenced by Written Notice, may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or (ii) invested and reinvested in securities issued or guaranteed by the Government of Canada or of any province thereof, maturing not more than one year from the date of investment. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation, unless an Event of Default shall have occurred and be continuing, in which case all such interest and income shall be held by the Trustee and applied in accordance with section 5.9. The Trustee shall not have any liability with respect to the insolvency or other loss in value of any investments directed by the Corporation. In making any payment pursuant to this Indenture, the Trustee shall not be liable for any loss sustained for early termination of any investment necessary to enable the Trustee to make such payment.

10.5	Action by Trustee to Protect Interests

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Noteholders or any holder of the Notes.

10.6	Trustee not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.7	Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a)

the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except the representations contained in sections 10.10 and 10.11 and in the certificate of the Trustee on the Notes) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation or the Guarantor;

(b)

nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Trustee shall not be bound to give to any Person notice of the execution hereof;

(d)

the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation or the Guarantor of any of the covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation or the Guarantor;

(e)

the Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture, provided that such documentation must not require the exercise of any discretion or independent judgment except to the extent expressly provided for in this Indenture;

(f)

in the event of any disagreement arising regarding the terms of this Indenture, the Trustee shall be entitled at its option, acting reasonably, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst various parties or by a court of competent jurisdiction; and

(g)	the Trustee may obtain, at its option and its expense, an opinion of counsel with respect to any action required or asked of it under this Indenture.

10.8	Indemnity

In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Corporation hereby indemnifies and saves harmless the Trustee and its officers, directors, representatives and employees from and against any and all liabilities, losses, costs, actions, claims, damages or demands (other than taxes) whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about in relation to the execution of its duties as Trustee, provided that the Trustee, its directors, representatives, officers and employees have acted honestly and in good faith and have not acted negligently or in wilful disregard of the Trustee’s obligations under this Indenture. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Trustee. The Trustee shall not be liable for any action suffered by it to be taken or omitted excepting its own negligence or wilful misconduct.

10.9	Replacement of Trustee

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation not less than 60 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. The Registered Noteholders, by Extraordinary Resolution, shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Registered Noteholders; failing such appointment by the Corporation, the retiring Trustee or any Registered Noteholder may apply to the Ontario Superior Court of Justice (the “Court”), on such notice as the Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Registered Noteholders. Any new Trustee appointed under these provisions must be a corporation authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of the Corporation or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to section 4.2, shall duly assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

Any corporation into which the Trustee, or its corporate trust department, may be merged or with which it may be consolidated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this

Indenture without the execution of any instrument or any further act and shall succeed to all obligations and liabilities of the Trustee hereunder.

10.10	No Conflict of Interest

The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture no material conflict of interest exists in the Trustee’s role as fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereunder the Trustee shall, within 30 days after becoming aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign its trust hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of the Indenture and the Notes shall not be affected in any manner whatsoever by reason thereof.

10.11	Representations by Trustee

The Trustee represents to the Corporation that at the time of the execution and delivery hereof it has all necessary power to accept its trusts and carry out its obligations hereunder.

Subject to the preceding paragraph, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into business transactions with the Corporation or any of its Affiliates without being liable to account for any profit made thereby.

10.12	Trust Indenture Legislation

(a)

In this section 10.12, the expression “indenture legislation”, means the provisions, if any, of the Canada Business Corporations Act, the Business Corporations Act (Ontario), both as amended or re-enacted, and any other statute of Canada or any province or territory thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation.

(b)

The Corporation and the Trustee agree that each will at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of indenture legislation.

(c)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.

(d)

In the event that the Trustee becomes aware that the payment of principal or interest to any Registered Holder will be subject to any applicable law requiring that a deduction be made from such payment, including without limitation in respect of withholding taxes, the Trustee will be authorized to make such deductions from the payment in question.

10.13	Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

10.14	Limitation of Trustee; Discretion

Notwithstanding anything to the contrary which may be contained herein, the Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon express written instructions of the Corporation or the Registered Noteholders as the case may be. If any provisions of this Indenture imposes an obligation or determination to be taken or made by the Trustee and such provision shall does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by Extraordinary Resolution.

10.15	Obligations of the Trustee

In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith.

ARTICLE 11
EXECUTION

11.1	Counterparts and Formal Date

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date of October 28, 2005.

IN WITNESS WHEREOF the parties hereto have executed these presents under the hands of their proper officers in that behalf.

AMERICAN EXPRESS CANADA CREDIT CORPORATION

By:	“Johanne T. Ghali”

Name: Johanne T. Ghali
Title: Treasurer

AMERICAN EXPRESS CREDIT CORPORATION

By:	“David L. Yowan”

Name: David L. Yowan
Title: Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	“Lulu Tao”

Name: Lulu Tao
Title: Professional, Corporate Trust

By:	“Scott Markham”

Name: Scott Markham
Title: Professional, Corporation Trust

SCHEDULE A
FIXED RATE NOTE

No. ●	Date: ●
CUSIP NO.: ●

FOR VALUE RECEIVED
AMERICAN EXPRESS CANADA CREDIT CORPORATION

an unlimited liability company incorporated under the laws of Nova Scotia (the “Corporation”), promises to pay to or to the order of __________________________ or _____________________________________ registered assigns, on ___________________________ the principal sum of $_______________ in lawful money of ________________________ and interest thereon (after as well as before maturity, default and judgment with interest on overdue interest at the same rate) in like money at the rate of ______% per annum computed from the date hereof and payable on ____________________ and on ____________________ in each year commencing __________ until the date for payment of principal. Payments of interest (less any tax required by law to be deducted) will be made by or on behalf of the Corporation by electronic funds transfer or by cheque mailed to the registered holder at the address appearing on the registers maintained by Computershare Trust Company of Canada (the “Trustee”) on or prior to the due date for the payment of interest. Payment of principal will be made to the registered holder of this Note at the principal office of the Trustee in Toronto, Ontario against surrender of this Note. If the due date for payment of any amount of principal or interest on this Note is not at the place of payment a business day (being a day (other than a Saturday, Sunday or any statutory or civic holiday) on which banks are generally open for business in Toronto, Ontario) such payment will be made on the next business day and the holder of this Note shall not be entitled to any further interest or other payment in respect of such delay. [ADJUST BUSINESS DAY CONVENTION AS APPLICABLE.]

This Note is one of the Notes referred to, and as defined, in that certain trust indenture made between the Corporation, American Express Credit Corporation and the Trustee dated as of October 28, 2005 as it may have been and may in future be amended from time to time in accordance with its terms (the “Trust Indenture”) and is subject to all of the terms and conditions contained in the Trust Indenture, all of which terms and conditions shall be deemed to be incorporated herein. Subject thereto, this Note (and the principal and interest evidenced hereby) is transferable by the registered holder in the manner indicated on Exhibit A hereto at the principal office of the Trustee in Toronto, Ontario upon payment of any taxes and other fees of the Trustee incidental thereto, and upon surrender of this Note.

Unless this Note is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has an interest herein.

On request of the holder hereof and upon payment of a reasonable copying charge, the Corporation will provide the holder with a copy of the Trust Indenture.

The Corporation may deem and treat the registered holder of this Note as the absolute owner for the purpose of receiving payments of principal and interest and for all other purposes (except as otherwise required by law), notwithstanding any notice to the contrary.

This Note will not be subject to prepayment by the Corporation without the consent of the registered holder. [DELETE AND REPLACE WITH REDEMPTION FEATURE IF APPLICABLE.] [Notwithstanding the foregoing] / [In addition], if the Corporation determines that as a result of certain changes in tax law certain additional amounts become payable, the Corporation may at its option redeem all Notes, as a whole but not in part, prior to their maturity as set forth in the Trust Indenture.

This Note shall become valid only when certified below by the Trustee.

IN WITNESS WHEREOF the Corporation has caused this Note to be signed by a duly authorized officer, either manually or by facsimile signature.

AMERICAN EXPRESS CANADA CREDIT CORPORATION

By:

Name:
Title:

GUARANTEE

FOR VALUE RECEIVED, AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation (hereinafter called the “Guarantor”) hereby unconditionally guarantees the due and punctual payment of the principal amount of, premium (if any) on, interest on (including, in the case of default, interest on the amount in default) and any Additional Amounts (as defined in the Trust Indenture) on the note upon which this guarantee is endorsed (the “Note”) when and as the same shall become due and payable, whether at their respective due dates or on a declaration or otherwise, in accordance with the terms of the Note and of the Trust Indenture without any requirement that the holder first proceed against American Express Canada Credit Corporation. The guarantee ranks pari passu with the unsecured and unsubordinated debt of the Guarantor.

This guarantee has been given in accordance with the terms of the Trust Indenture and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of the guarantee to constitute the same and valid and legally binding obligation of the Guarantor enforceable against it in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

This guarantee shall be governed by and construed in accordance with the laws of the State of New York.

The date of this guarantee is the date of the Note.

The Guarantor has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes.

This guarantee shall not be valid or become obligatory for any purpose until the Notes have been certified by or on behalf of the Trustee under the Trust Indenture.

IN WITNESS WHEREOF AMERICAN EXPRESS CREDIT CORPORATION has caused this guarantee to be executed by a duly authorized officer, either manually or by facsimile signature.

AMERICAN EXPRESS CREDIT CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE

This Note is one of the notes referred to in the Trust Indenture mentioned above.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Name:
Title:

Exhibit A

To:          COMPUTERSHARE TRUST COMPANY OF CANADA

FOR VALUE RECEIVED the undersigned hereby sells, transfers and assigns unto

(Please print or typewrite name and address of transferee)

all of the right, title and interest of the undersigned in and to the attached Note.

The undersigned hereby irrevocably instructs you to transfer this Note and all principal and interest owing in respect thereof on the registers maintained by Computershare Trust Company of Canada and to issue in substitution therefor a new Note of like principal amount, currency, interest rate and maturity date and registered in the name of the transferee.

Dated on the ___________ day of_______

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No transfer will be registered during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

IF REPAYMENT FEATURE INCLUDED:
OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to repay this Note (or portion thereof specified below) pursuant to its terms at a price equal to the applicable repayment price thereof, together with interest to the date of repayment to the undersigned at:

(Please print or type name and address of the undersigned)

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the Registered Holder elects to have repaid: ___________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Registered Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion not being repaid): _______________________________________________________.

Dated on the ________ day of

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No payment will be made during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

FLOATING RATE NOTE

No. ●	Date: ●

CUSIP NO.: ●

FOR VALUE RECEIVED
AMERICAN EXPRESS CANADA CREDIT CORPORATION

an unlimited liability company incorporated under the laws of Nova Scotia (the “Corporation”), promises to pay to or to the order of ___________________________________ or registered assigns, __________________________________on _______________________________ the principal sum of _____________________________ in lawful money of ________________________ and interest thereon (after as well as before maturity, default and judgment, with interest on overdue interest at the same rate) in like money at the floating rate determined and adjusted on the dates (each, an “interest reset date”) specified below. Simple or compound interest [delete inapplicable interest description] from time to time shall accrue on all amounts owing hereunder at a rate per annum (the “applicable rate”) determined by the Corporation by reference to, [INSERT INTEREST RATE DETERMINATION MECHANISM].

In the case of a simple interest rate Note, payments of interest (less any tax required by law to be deducted) will be made by or on behalf of the Corporation by electronic funds transfer or by cheque mailed to the registered holder at the address appearing on the registers maintained by Computershare Trust Company of Canada (the “Trustee”) on or prior to the due date for the payment of interest. Payment of principal (or of principal and compound interest less any tax required by law to be deducted, in the case of a compound interest rate Note) will be made to the registered holder of this Note at any of the principal office of the Trustee in Toronto, Ontario against surrender of this Note. If the due date for payment of any amount of principal or interest on this Note is not at the place of payment a business day (being a day (other than a Saturday, Sunday or any statutory or civic holiday) on which banks are generally open for business in Toronto, Ontario) such payment will be made on the next business day and the holder of this Note shall not be entitled to any further interest or other payment in respect of such delay. [ADJUST BUSINESS DAY CONVENTION AS APPLICABLE.]

This Note is one of the Notes referred to, and as defined, in that certain trust indenture made among the Corporation, American Express Credit Corporation and the Trustee dated as of October 28, 2005 as it may have been and may in future be amended from time to time in accordance with its terms (the “Trust Indenture”) and is subject to all of the terms and conditions contained in the Trust Indenture, all of which terms and conditions shall be deemed to be incorporated herein. Subject thereto, this Note (and the principal and interest evidenced hereby) is transferable by the registered holder in the manner indicated on Exhibit A hereto at the principal office of the Trustee in Toronto, Ontario upon payment of any taxes and other fees of the Trustee incidental thereto, and upon surrender of this Note.

Unless this Note is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has an interest herein.

On request of the holder hereof and upon payment of a reasonable copying charge, the Corporation will provide the holder with a copy of the Trust Indenture.

The Corporation may deem and treat the registered holder of this Note as the absolute owner for the purpose of receiving payments of principal and interest and for all other purposes (except as otherwise required by law), notwithstanding any notice to the contrary.

This Note will not be subject to prepayment by the Corporation without the consent of the holder. [DELETE AND REPLACE WITH REDEMPTION FEATURE IF APPLICABLE.] [Notwithstanding the foregoing] / [In addition], if the Corporation determines that as a result of certain changes in tax law certain additional amounts become payable, the Corporation may at its option redeem all Notes, as a whole but not in part, prior to their maturity as set forth in the Trust Indenture.

This Note shall become valid only when certified below by the Trustee.

IN WITNESS WHEREOF the Corporation has caused this Note to be signed by a duly authorized officer, either manually or by facsimile signature.

AMERICAN EXPRESS CANADA CREDIT CORPORATION

By:

Name:
Title:

GUARANTEE

          FOR VALUE RECEIVED, AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation (hereinafter called the “Guarantor”) hereby unconditionally guarantees the due and punctual payment of the principal amount of, premium (if any) on, interest on (including, in the case of default, interest on the amount in default) and any Additional Amounts (as defined in the Trust Indenture) on the note upon which this guarantee is endorsed (the “Note”) when and as the same shall become due and payable, whether at their respective due dates or on a declaration or otherwise, in accordance with the terms of the Note and of the Trust Indenture without any requirement that the holder first proceed against American Express Canada Credit Corporation. The guarantee ranks pari passu with the unsecured and unsubordinated debt of the Guarantor.

          This guarantee has been given in accordance with the terms of the Trust Indenture and is subject to all applicable provisions thereof and the same shall be deemed to be incorporated herein.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of the guarantee to constitute the same and valid and legally binding obligation of the Guarantor enforceable against it in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

          This guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          The date of this guarantee is the date of the Note.

          The Guarantor has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of (i) the courts and administrative tribunals of the Province of Ontario, and (ii) any administrative proceeding in the Province of Ontario, in any proceeding arising out of or related to the distribution of the Notes.

          This guarantee shall not be valid or become obligatory for any purpose until the Notes have been certified by or on behalf of the Trustee under the Trust Indenture.

          IN WITNESS WHEREOF AMERICAN EXPRESS CREDIT CORPORATION has caused this guarantee to be executed by a duly authorized officer, either manually or by facsimile signature.

AMERICAN EXPRESS CREDIT CORPORATION

By:

Name:
Title:

TRUSTEE’S CERTIFICATE

This Note is one of the Notes referred to in the Trust Indenture mentioned above.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Name:
Title:

Exhibit A

To:          COMPUTERSHARE TRUST COMPANY OF CANADA

FOR VALUE RECEIVED the undersigned hereby sells, transfers and assigns unto

(Please print or typewrite name and address of transferee)

all of the right, title and interest of the undersigned in and to the attached Note.

The undersigned hereby irrevocably instructs you to transfer this Note (and all principal and interest owing in respect hereof) on the registers maintained by Computershare Trust Company of Canada and to issue in substitution therefor a new Note of like principal amount, currency, interest rate features and maturity date and registered in the name of the transferee.

Dated on the ___________ day of___________

Signature of transferor is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No transfer will be registered during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.

IF REPAYMENT FEATURE INCLUDED:
OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to repay this Note (or portion thereof specified below) pursuant to its terms at a price equal to the applicable repayment price thereof, together with interest to the date of repayment to the undersigned at:

(Please print or type name and address of the undersigned)

If less than the entire principal amount of this Note is to be repaid, specify the portion thereof which the Registered Holder elects to have repaid:___________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Registered Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion not being repaid): ___________

Dated on the ________ day of__________________
Signature of Registered Holder is hereby guaranteed

This signature to this Note transfer must correspond with the name as set out on the face of this Note in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a Canadian chartered bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program. No payment will be made during the fifteen days immediately preceding any date fixed for payment of interest or principal on this Note.